EXHIBIT 4.2

PROLOGIS, L.P.
AND
PROLOGIS, INC., as Parent Guarantor
SENIOR DEBT SECURITIES
GUARANTEES

INDENTURE
Dated as of June 8, 2011

U.S. BANK NATIONAL ASSOCIATION, As Trustee

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

PROLOGIS, L.P.
Reconciliation and tie between Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and Indenture, dated as of June 8, 2011

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	607	(a)
(a)(2)	607	(a)
(b)	607	(b), 608
§ 312(c)	701
§ 314(a)	703
(a)(4)	1011
(c)(1)	102
(c)(2)	102
(e)	102
§ 315(b)	601
§ 316(a) (last sentence)	101	(“Outstanding”)
(a)(1)(A)	502	, 512
(a)(1)(B)	513
(b)	508
§ 317(a)(1)	503
(a)(2)	504
§ 318(a)	112
(c)	112

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

i

     INDENTURE, dated as of June 8, 2011, among PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Company”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, PROLOGIS, INC., a Maryland corporation (hereinafter called the “Parent Guarantor”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111 and U.S. BANK NATIONAL ASSOCIATION, as Trustee hereunder (hereinafter called the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005.
RECITALS OF THE COMPANY AND PARENT GUARANTOR
     The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the “Securities”) evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to aggregate principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed therefor as hereinafter provided. The Parent Guarantor has duly authorized the execution and delivery of this Indenture and its guarantee of the Securities (the “Guarantees”) as hereinafter provided.
     All things necessary to make this Indenture a valid agreement of the Company and the Parent Guarantor, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

     (4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms, used principally in Article Three, Article Five, Article Six and Article Ten, are defined in those Articles. In addition, the following terms shall have the indicated respective meanings:
     “Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
     “Act” has the meaning specified in Section 104.
     “Additional Amounts” means any additional amounts which are required by a Security, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable in respect of any Disqualified Stock.
     “Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 611.
     “Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.
     “Bankruptcy Law” has the meaning specified in Section 501.

     “Board of Directors” means the board of directors of the General Partner or, if the Company shall be succeeded by a corporation pursuant to the provisions of this Indenture, the board of directors of the Company’s successor or any committee of such applicable board duly authorized to act generally or in any particular respect hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner or, if the Company shall be succeeded by a corporation pursuant to the provisions of this Indenture, of the Company’s successor, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.
     “Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible or exchangeable for capital stock), warrants or options to purchase any thereof.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.
     “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the General Partner’s Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee, provided that if the Company shall be succeeded by a corporation pursuant to the provisions of this Indenture, “Company Request” and “Company Order” shall mean respectively, a written request or order signed in the name of such successor by its Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee.
     “Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest on Debt of the Company and its Subsidiaries, (b) provision for taxes of the Company and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items, (e) extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (f) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period, (g) amortization of deferred charges and (h) any of the items described in clauses (d) and (e) above that were included in Earnings from Operations on account of an Equity Investee.
     “Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro for the settlement of transactions by public institutions of or within the European Union or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.
     “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005.
     “corporation” includes corporations, associations, companies and business trusts.
     “Custodian” has the meaning set forth in Section 501.
     “Debt” of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s Consolidated Balance Sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company’s Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary).
     “Defaulted Interest” has the meaning specified in Section 307.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Debt Securities.
     “Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.
     “DTC” means The Depository Trust Company.
     “Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
     “Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
     “Equity Investee” means any Person in which the Company or any Subsidiary holds an ownership interest that is accounted for by the Company or a Subsidiary under the equity method of accounting.
     “Euro” means the lawful currency for the time being of the participating states of the European Union.
     “Event of Default” has the meaning specified in Article Five.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission.
     “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     “GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating the financial covenants contained herein, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.
     “General Partner” means Prologis, Inc., a Maryland corporation, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “General Partner” shall mean such successor.
     “Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
     “Guarantors” means the Parent Guarantor and any additional Guarantor pursuant to Section 1605.
     “Guarantees” means each Guarantee executed pursuant to the provisions of this Indenture.
     “Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.
     “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
     “interest” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 1011, includes such Additional Amounts.
     “Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.
     “Make-Whole Amount” means the amount, if any, in addition to principal which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 301, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.
     “Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal become due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, repurchase or otherwise.
     “Officers’ Certificate” means a certificate signed by the Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or the General Partner and who shall be satisfactory to the Trustee.
     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore previously paid or deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or other provision therefor satisfactory to the Trustee has been made;
     (iii) Securities, except solely to the extent provided in Sections 401, 1402 or 1403, as applicable, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Articles Four or Fourteen; and
     (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Parent Guarantor” means Prologis, Inc., a Maryland corporation, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities on behalf of the Company, or if no such Person is authorized, the Company.
     “Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment” means, when used with respect to the Securities of or within any series, the Corporate Trust Office of the Trustee and any place or places that the Company may from time to time designate as the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002 and presentations, surrenders, notices and demands with respect to the Securities and this Indenture may be made.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen Guarantee appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen Guarantee appertains.
     “Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.
     “Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the Securities of any series, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the Securities of such series at least to the extent that the Debt to be refinanced is subordinated to the Securities of such series and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
     “Registered Security” means any Security which is registered in the Security Register.
     “Regular Record Date” for the installment of interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.
     “Repayment Date” means, when used with respect to any Security to be repaid or repurchased at the option of the Holder, the date fixed for such repayment or repurchase by or pursuant to this Indenture.
     “Repayment Price” means, when used with respect to any Security to be repaid or repurchased at the option of the Holder, the price at which it is to be repaid or repurchased by or pursuant to this Indenture.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee in the corporate trust department or similar group of the Trustee or with respect to any particular matter arising hereunder, any officer of the Trustee to whom such matter has been assigned.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission.
     “Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of or within any series as to which such Person is not Trustee.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act) of the Company.
     “Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

     “Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
     “Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).
     “Total Unencumbered Assets” means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of the Company and its Subsidiaries not subject to an Encumbrance.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of or within any series shall mean only the Trustee with respect to the Securities of that series.
     “Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.
     “United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     “United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.
     “Unsecured Debt” means Debt of the types described in clauses (i), (iii) and (iv) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of the Company or any Subsidiary.
     “Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.
     SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including covenants, compliance with which constitute conditions precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (excluding certificates delivered pursuant to Section 1010) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any successor of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any successor of the Company or any Guarantor, as applicable, stating that the information as to such factual matters is in the possession of the General Partner, any Guarantor, any general partner or manager of any Guarantor or any successor of the Company or any Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 104. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instrument and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.
     (c) The ownership of Registered Securities shall be proved by the Security Register.
     (d) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     SECTION 105. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or
     (2) The Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.
     SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.
     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.
     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 109. Separability Clause. In case any provision in this Indenture or in any Security or Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or Guarantees appertaining thereto, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 111. No Personal Liability. Except as provided in Article Sixteen of this Indenture, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Guarantee appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
     SECTION 112. Governing Law. This Indenture and the Securities and Guarantees shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
     SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium or Make-Whole Amount, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.
ARTICLE TWO
SECURITIES FORMS
     SECTION 201. Forms of Securities. The Registered Securities, if any, of each series shall be in substantially the forms as shall be established in or pursuant to one or more indentures supplemental hereto or Board Resolutions, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.
     The definitive Securities and Guarantees appertaining thereto shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or Guarantees, as evidenced by their execution of such Securities or Guarantees.
     SECTION 202. Form of Trustee’s Certificate of Authentication. Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By
Authorized Officer

     SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
     The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.
     Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium or Make-Whole Amount and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.
     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security in registered form, the Holder of such permanent global Security in registered form.
ARTICLE THREE
THE SECURITIES
     SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions, or indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of or within the series when issued from time to time):
     (1) the title of the Securities of or within the series (which shall distinguish the Securities of such series from all other series of Securities);
     (2) any limit upon the aggregate principal amount of the Securities of or within the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of or within the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

     (3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of or within the series shall be payable and the amount of principal payable thereon;
     (4) the rate or rates at which the Securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year comprised of twelve 30-day months;
     (5) the place or places, if any, other than or in addition to the Borough of Manhattan, City of New York, New York or such other place designated for the applicable Security, where the principal of (and premium or Make-Whole Amount, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Securities of or within the series shall be payable, any Registered Securities of or within the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company in respect of the Securities of or within the series and this Indenture may be served;
     (6) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any), at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of or within the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;
     (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of or within the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of or within the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
     (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of or within the series shall be issuable;
     (9) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;
     (10) if other than the principal amount thereof, the portion of the principal amount of Securities of or within the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502, or the method by which such portion shall be determined;
     (11) if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on the Securities of or within the series shall be payable or in which the Securities of or within the series shall be denominated;
     (12) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on the Securities of or within the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;
     (13) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on the Securities of or within the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;
     (14) provisions, if any, granting special rights to the Holders of Securities of or within the series upon the occurrence of such events as may be specified;
     (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of or within the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;
     (16) whether any Securities of or within the series are to be issuable initially in temporary global form and whether any Securities of or within the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of or within the series are to be issuable as a global Security, the identity of the depositary for such series;

     (17) the date as of which any temporary global Security representing Outstanding Securities of or within the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;
     (18) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;
     (19) the applicability, if any, of Article Sixteen, Sections 1402 and/or 1403 to the Securities of or within the series and any provisions in modifications of, in addition to or in lieu of any of the provisions of Article Fourteen;
     (20) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
     (21) if the Securities of or within the series are to be issued upon the exercise of debt warrants, the time, manner and place for such Securities to be authenticated and delivered;
     (22) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1011 on the Securities of or within the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option); and
     (23) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Securities of any one series and the Guarantees appertaining thereto, shall be substantially identical except, in the case of Registered Securities issued in global form, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.
     If any of the terms of the Securities of any series and Guarantees appertaining thereto are established by action taken pursuant to one or more Board Resolutions or supplemental indentures, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order for authentication and delivery of such Securities.
     SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.
     SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its General Partner by such General Partner’s Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President. If a Guarantor is a corporation, its Guarantee shall be executed on behalf of such Guarantor by its Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President and, if a Guarantor is a partnership or a limited liability company, its Guarantee shall be executed on behalf of such Guarantor by the Chairman, Vice Chairman, President, Chief Executive Officer, co-Chief Executive Officer, Chief Financial Officer, any Managing Director or any Vice President of its general partner or manager, as applicable. The signature of any of these officers on the Securities or Guarantees may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities or the Guarantees.
     Securities or Guarantees appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company’s General Partner, Guarantors (or the general partner or manager of such Guarantor) or any successor of the Company or any Guarantor, as applicable, shall bind the Company or the applicable Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication, as applicable, and delivery of such Securities or Guarantees or did not hold such offices at the date of such Securities or Guarantees.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.
     If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.

     In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon:
     (i) an Opinion of Counsel complying with Section 102 and stating that:
     (a) the form or forms of such Securities and Guarantees have been, or will have been upon compliance with such procedures as may be specified therein, established in conformity with the provisions of this Indenture;
     (b) the terms of such Securities and Guarantees have been, or will have been upon compliance with such procedures as may be specified therein, established in conformity with the provisions of this Indenture; and
     (c) such Securities, when completed pursuant to such procedures as may be specified therein, and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and to such other matters as may be specified therein; and
     (ii) an Officers’ Certificate complying with Section 102 and stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities and Guarantees appertaining thereto have been, or will have been upon compliance with such procedures as may be specified therein, complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to such Securities shall have occurred and be continuing.
The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Securities of any series and Guarantees appertaining thereto are not to be issued at one time, it shall not be necessary to deliver a Company Order, an Opinion of Counsel or an Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificate, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

     Each Registered Security shall be dated the date of its authentication.
     No Security or Guarantee appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or the Security to which such Guarantee appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued or sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     SECTION 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.
     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.
     Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, being a number not contemporaneously outstanding, and containing identical terms and provisions.
     Subject to the provisions of this Section 305, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.
     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the depositary for any permanent global Security is DTC, then, unless the terms of such global Security expressly permit such global Security to be exchanged in whole or in part for definitive Securities, a global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Security selected and approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the applicable global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to such global Security or Securities. If (x) a successor depositary for such global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such global Security or Securities advise DTC to cease acting as depositary for such global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) Securities of any series issued or issuable in the form of one or more global Securities shall no longer be represented by such global Security or Securities (provided, however, the Company may not make such determination during the 40-day restricted period provided by Regulation S under the Securities

Act or during any other similar period during which the Securities must be held in global form as may be required by the Securities Act), then upon surrender of the global Security or Securities appropriately endorsed the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Security or Securities. If any beneficial owner of an interest in a permanent global Security is otherwise entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not earlier than the earliest date on which such interest may be so exchanged, upon surrender of the global Security or Securities appropriately endorsed the Company shall execute, and the Trustee shall authenticate and deliver definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered for exchange by DTC or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.
     The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.
     SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated Guarantee appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company and the applicable Guarantor shall execute and the Trustee shall authenticate, as applicable, and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees corresponding to the Guarantees appertaining to the surrendered Security.
     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Guarantee, and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Guarantee has been acquired by a bona fide purchaser, the Company and the applicable Guarantor shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Guarantee appertains, a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with Guarantees corresponding to the Guarantees appertaining to such destroyed, lost or stolen Security.
     Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series with its Guarantee issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Guarantee appertains, shall constitute an original additional contractual obligation of the Company and the applicable Guarantor, whether or not the destroyed, lost or stolen Security and its Guarantee or the destroyed, lost or stolen Guarantee shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Guarantees duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Guarantees.
     SECTION 307. Payment of Interest; Interest Rights Preserved. Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.
     Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.
     Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     SECTION 308. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium or Make-Whole Amount, if any), and (subject to Sections 305 and

307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.
     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.
     SECTION 309. Cancellation. All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose (as well as the Guarantees appertaining thereto) shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.
     SECTION 310. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
     SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 1011), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when
     (1) either
     (A) all Securities of such series theretofore authenticated and delivered and all Guarantees appertaining thereto (other than (i) Securities and Guarantees of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities and Guarantees of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company for discharge from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (B) all Securities of such series and, in the case of (i) and (ii) below, any Guarantees appertaining thereto not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such Guarantees not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;
     (2) The Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.
     SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the Guarantees and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE
REMEDIES
     SECTION 501. Events of Default. Subject to any modifications, additions or deletions relating to any series of Securities as contemplated pursuant to Section 301, “Event of Default,” wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of or within that series, when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that series when due and payable at its Maturity; or
     (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

     (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to the rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or
     (6) the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 for a period of 60 consecutive days; or
     (7) the Company, the General Partner or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,

     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; or
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company, the General Partner or any Significant Subsidiary in an involuntary case,
     (B) appoints a Custodian of the Company, the General Partner or any Significant Subsidiary or for all or substantially all of either of its property, or
     (C) orders the liquidation of the Company, the General Partner or any Significant Subsidiary,
     and the order or decree remains unstayed and in effect for 90 days; or
     (9) any other Event of Default provided with respect to Securities of that series.
As used in this Section 501, the term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.
     SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case, unless the principal of all of the Outstanding Securities of such series shall already have become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.
     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) The Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series):
     (A) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series;
     (B) the principal of (and premium or Make-Whole Amount, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities;
     (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities; and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium or Make-Whole Amount, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequence thereon.
     SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
     (1) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of any series at its Maturity, then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities for principal (and premium or Make-Whole Amount, if any) and interest and Additional Amount, with interest upon any overdue principal (and premium or Make-Whole Amount, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon such Securities or Guarantees of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon such Securities or Guarantees of such series, wherever situated.
     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal, premium or Make-Whole Amount, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities or Guarantees and to file such other papers or documents and take such other action, including participating as a member of any official creditors committee appointed in the matter, as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and Guarantees to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or Guarantee any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or Guarantee in any such proceeding.
     SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Guarantees. All rights of action and claims under this Indenture or any of the Securities or Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Guarantees or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and Guarantees in respect of which such judgment has been recovered.
     SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest and any Additional Amounts, upon presentation of the Securities or Guarantees, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities and Guarantees for principal (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Guarantees for principal (and premium or Make-Whole Amount, if any), interest and Additional Amounts, respectively; and
     THIRD: To the payment of the remainder, if any, to the Company.
     SECTION 507. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium or Make-Whole Amount, if any, Interest and Additional Amounts. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Sections 305 and 307) interest on, and any Additional Amounts in respect of, such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or Guarantee has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, the Trustee and the Holders of Securities and Guarantees shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Guarantees in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or Guarantees is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.
     SECTION 512. Control by Holders of Securities. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein (but the Trustee shall have no obligation as to the determination of such undue prejudice).
     SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
     (1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or Additional Amounts payable in respect of any Security of such series, or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 514. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, nor or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 515. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or Additional Amounts payable with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).
ARTICLE SIX
THE TRUSTEE
     SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

     SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):
     (1) the Trustee shall perform only such duties as are expressly undertaken by it to perform under this Indenture;
     (2) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (3) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security and Guarantees appertaining thereto to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (4) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (5) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (8) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (9) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (10) The Trustee shall not be deemed to have knowledge of any event or fact upon the occurrence of which it may be required to take action hereunder unless it has actual knowledge of the occurrence of such event or fact; and
     (11) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities and Guarantees, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and each Guarantor, as applicable, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Guarantees, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
     SECTION 604. May Hold Securities and Guarantees. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and Guarantees and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company or any Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.
     SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or investment of, any money received by it hereunder except as otherwise agreed with and for the sole benefit of the Company.
     SECTION 606. Compensation and Reimbursement. The Company agrees:
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in connection with its administration of the trust hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and
     (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its own negligence or bad faith.
     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium or Make-Whole Amount, if any) or interest on particular Securities.
     The provisions of this Section shall survive the termination of this Indenture.
     SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     SECTION 608. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.
     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 607(a) and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.
     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     SECTION 609. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.
     SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an

Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 301, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of or within the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.
     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:		,
as Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
     SECTION 702. Reports by Trustee. Within 60 days after February 1 of each year commencing with the first February 1 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such February 1 if required by TIA Section 313(a).
     SECTION 703. Reports by Company.
     (a) The Company will:
     (1) file with the Trustee, within 15 days after the Company or the General Partner is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the General Partner may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or the General Partner is

not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and the General Partner with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or the General Partner pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
     (b) Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).
     SECTION 704. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE EIGHT
CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE
     SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other Person, provided that in any such case, (i) either the Company shall be the continuing entity, or the successor (if other than the Company) entity shall be a Person organized and existing under the laws of the United States or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1011) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such Person and (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
     SECTION 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor entity, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     SECTION 803. Officers’ Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor entity, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
     SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, the applicable Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or Guarantor, as applicable, herein and in the Securities or Guarantees contained; or
     (2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or any Guarantor; or
     (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or
     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

     (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or
     (6) to secure the Securities or Guarantees; or
     (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or
     (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the Holders of Securities of any series or any related Guarantees in any material respect; or
     (10) to close this Indenture with respect to the authentication and delivery of additional series of Securities or to qualify, or maintain qualification of, this Indenture under the TIA; or
     (11) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided in each case that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related Guarantees or any other series of Securities in any material respect.
     SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, the applicable Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related Guarantees under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

     (1) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium or Make-Whole Amount payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1011 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504; or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or Make-Whole Amount or any Additional Amounts payable in respect thereof or the interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be); or
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting; or
     (3) modify any of the provisions of this Section, Section 513 or Section 1012, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or
     (4) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
     SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
     SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN
COVENANTS
     SECTION 1001. Payment of Principal, Premium or Make-Whole Amount, if any, Interest and Additional Amounts. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities and this Indenture. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.
     SECTION 1002. Maintenance of Office or Agency. If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints Trustee its agent to receive all such presentations, surrenders, notices and demands.
     The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, City of New York, New York or such other place designated for the applicable Security, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.
     Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.
     SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any), or interest on or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of (and premiums or Make-Whole Amount, if any), or interest on or Additional Amounts in respect of, any Securities of that series, deposit with a Payment Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, Make-Whole Amount or interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will
     (1) hold all sums held by it for the payment of principal of (and premium or Make-Whole Amount, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium or Make-Whole Amount, if any) or interest; and
     (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for two years after such principal (and premiums or Make-Whole Amount, if any), interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment of such principal of (and premium or Make-Whole Amount, if any) or interest on, or any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     SECTION 1004. Limitations on Incurrence of Debt.
     (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) Total Assets as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
     (b) In addition to the limitation set forth in subsection (a) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
     (c) In addition to the limitation set forth in subsections (a) and (b) of this Section 1004, the Company and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.
     (d) In addition to the limitation set forth in subsections (a), (b) and (c) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication): (i) Total Assets as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
     (e) For purposes of this Section 1004, Debt shall be deemed to be “incurred” by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
     (f) Notwithstanding the foregoing, nothing in the above covenants shall prevent: (i) the incurrence by the Company or any Subsidiary of Debt between or among the Company, any Subsidiary or any Equity Investee or (ii) the Company or any Subsidiary from incurring Refinancing Debt.

     SECTION 1005. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities of any series.
     SECTION 1006. Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.
     SECTION 1007. Insurance. The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
     SECTION 1008. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     SECTION 1009. Provision of Financial Information. Whether or not the Company or the General Partner are subject to Section 13 or 15(d) of the Exchange Act, the Company and the General Partner will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and the General Partner would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Company and the General Partner were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the General Partner would have been required so to file such documents if the Company and the General Partner were so subject.

     The Company and the General Partner will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company and the General Partner are required to file or would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company and the General Partner would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections and (y) if filing such documents by the Company or the General Partner with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.
     SECTION 1010. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from its General Partner’s principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof, provided that if the Company has been succeeded to by a corporate successor pursuant to the provisions hereof such certificate will be from such successor’s principal executive officer, principal financial officer or principal accounting officer. For purposes of this Section 1010, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
     SECTION 1011. Additional Amounts. If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned, in any context except in the case of Section 502(1), the payment of the principal or of any premium, Make-Whole Amount or interest on, or in respect of, any Security of any series or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
     Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or Make-Whole Amount or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of or within the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold the harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers’ Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officers’ Certificate.
     SECTION 1012. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, and with any other term, provision or condition with respect to the Securities of any series specified in accordance with Section 301 (except any such term, provision or condition which could not be amended without the consent of all Holders of Securities of such series pursuant to Section 902), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
     SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.
     SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
     SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.
     The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
     SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.
     Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.
     All notices of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any, and Additional Amounts, if any;

     (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;
     (4) in case any Security is to be redeemed in part only, the notice relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;
     (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;
     (6) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any;
     (7) that the redemption is for a sinking fund, if such is the case; and
     (8) the CUSIP number of such Security, if any, provided that neither the Company or the Trustee shall have any responsibility for any such CUSIP number.
     Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     SECTION 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.
     SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption

Date; provided however that, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.
     SECTION 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
SINKING FUNDS
     SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “option sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
     SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
     SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking payment date for Securities of any series, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
ARTICLE THIRTEEN
REPAYMENT AT THE OPTION OF HOLDERS
     SECTION 1301. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.
     SECTION 1302. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereof accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as it own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an

Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.
     SECTION 1303. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. In order for any Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (“NASD”), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for prepayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of or within the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.
     SECTION 1304. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided however that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.
     SECTION 1305. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.
ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 1401. Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance. If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403 to be applicable to the Securities of any series, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to defease such Outstanding Securities pursuant to Section 1402 (if applicable) or Section 1403 (if applicable) upon compliance with the conditions set forth below in this Article.
     SECTION 1402. Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1011, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.
     SECTION 1403. Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1009, inclusive, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1009, inclusive, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
     SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series:
     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in such currency, currencies or currency unit in which such Securities are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities (determined on the basis of the currency, currencies or currency unit in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.
     (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound (and shall not cause the Trustee to have a conflicting interest pursuant to Section 310(b) of the TIA with respect to any Security of the Company).
     (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

     (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (f) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.
     (g) After the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.
     (h) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.
     SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.
     Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or (b) a

Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.
ARTICLE FIFTEEN
MEETINGS OF HOLDERS OF SECURITIES
     SECTION 1501. Purposes for Which Meetings May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.
     SECTION 1502. Call, Notice and Place of Meetings.
     (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, City of New York, New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.
     SECTION 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantors and their counsel and any representatives of the Company and its counsel.
     SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.
     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding

Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.
     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.
     Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series;
     (i) there shall be no minimum quorum requirement for such meeting; and
     (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.
     SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
     (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by

Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of or within the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.
     (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.
     (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.
     SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and series numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     SECTION 1507. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Article Six) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.
     SECTION 1508. Proof of Execution of Instruments. Subject to Article Six, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.
ARTICLE SIXTEEN
GUARANTEE
     SECTION 1601. Guarantees. The provisions of this Article shall be applicable to the Securities and Guarantees. Each Guarantor (which term includes any successor Person under this Indenture) for consideration received hereby jointly and severally unconditionally and irrevocably guarantees on a senior basis (each a “Guarantee”, and collectively, the “Guarantees”) to the Holders from time to time of the Securities (a) the full and prompt payment of the principal of and any premium, if any, on any Security when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise and (b) the full and prompt payment of any interest on any Security when and as the same shall become due and payable. Each and every default in the payment of the principal of or interest or any premium on any Security shall give rise to a separate cause of action under each applicable Guarantee, and separate suits may be brought under each applicable Guarantee as each cause of action arises. The obligations of the Guarantors hereunder shall be evidenced by Guarantees affixed to the Securities issued hereunder.
     An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.
     The obligations of the Guarantors hereunder shall be absolute and unconditional and shall remain in full force and effect until the entire principal and interest and any premium on the Securities shall have been paid or provided for in accordance with provisions of this Indenture, and, unless otherwise expressly set forth in this Article, such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Guarantors:
     (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default;

     (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in this Indenture or the Securities;
     (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on any Security or for any other payment under this Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of this Indenture or the Securities;
     (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Indenture or the Securities;
     (e) the taking or the omission of any of the actions referred to in this Indenture and in any of the actions under the Securities;
     (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in this Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the Securities;
     (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of the Guarantee in any such proceedings;
     (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Indenture;
     (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in this Indenture;
     (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in this Indenture or the Securities;
     (k) the invalidity, irregularity or unenforceability of this Indenture or the Securities or any part of any thereof;

     (l) any judicial or governmental action affecting the Company or any Securities or consent or indulgence granted by the Company by the Holders or by the Trustee; or
     (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor.
     The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization of the Company, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
     The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.
     Each of the Guarantors hereby agrees that its Guarantee set forth in this Section shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.
     If an officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.
     The delivery of any Security by the Trustee, after the authentication thereof hereunder shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.
     SECTION 1602. Proceedings Against Guarantors. In the event of a default in the payment of principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Security when and as the same shall become due, the Trustee shall have the right to proceed first and directly against the Guarantors under this Indenture without first proceeding against the Company or exhausting any other remedies which it may have and without resorting to any other Security held by the Trustee.
     The Trustee shall have the right, power and authority to do all things it deems necessary or otherwise advisable to enforce the provisions of this Indenture relating to the Guarantees and protect the interests of the Holders of the Securities and, in the event of a default in payment of the principal of or any premium on any Security when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on any Security when and as the same shall become due, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in this Indenture relating to the Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of the principal of or interest or any premium on any Security when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantors and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantors, wherever situated.
     SECTION 1603. Guarantees for Benefit of Holders. The Guarantees contained in this Indenture are entered into by the Guarantors for the benefit of the Holders from time to time of the Securities. Such provisions shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than the Trustee, the Guarantors, the Holders from time to time of the Securities, and their permitted successors and assigns.
     SECTION 1604. Merger or Consolidation of Guarantors. Each Guarantor will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into, any other Person unless (i) either such Guarantor shall be the continuing Person, or the successor Person (if other than such Guarantor) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by such successor and delivered by it to the Trustee (which supplemental indenture shall comply with Article Nine hereof and shall be reasonably satisfactory to the Trustee), all of such Guarantor’s obligations with respect to Securities Outstanding and the observance of all of the covenants and conditions contained in this Indenture and its Guarantee to be performed or observed by the Guarantor; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and shall be continuing; and (iii) such Guarantor shall have delivered to the Trustee the Officers’ Certificate and Opinion of Counsel required pursuant to this Section. In the event that such Guarantor is not the continuing corporation, then, for purposes of clause (ii) of the preceding sentence, the successor shall be deemed to be such “Guarantor” referred to in such clause (ii). Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted under this Section is also subject to the condition precedent that the Trustee receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     SECTION 1605. Additional Guarantors. Any Person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, which subjects such person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PROLOGIS, L.P.

By:	PROLOGIS, INC., As General Partner

By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

PROLOGIS, INC., As Guarantor
By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, As Trustee
By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

Signature Page to Indenture